SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2013

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 28, 2013, Citizens Community Federal (the "Bank"), the wholly owned subsidiary of Citizens Community Bancorp, Inc. (the "Company"), entered into an employment agreement with Edward H. Schaefer as the President and Chief Executive Officer (CEO) of the Bank. Mr. Schaefer serves as the principal executive officer of the Company. Under the terms of the agreement, Mr. Schaefer's employment with the Bank shall continue until October 28, 2015. A copy of the Employment Agreement with Mr. Schaefer is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Effective October 28, 2013, the Bank entered into an employment agreement with Mark C. Oldenberg as the Chief Financial Officer (CFO) of the Bank. Mr. Oldenberg serves as the principal accounting and financial officer of the Company. Under the terms of the agreement, Mr. Oldenberg's employment with the Bank shall continue until October 28, 2015. A copy of the Employment Agreement with Mr. Oldenberg is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The terms of these employment agreements generally include the following:

•
each of these executive officers has agreed to serve in their role as an officer (CEO in the case of Edward H. Schaefer and CFO in the case of Mark C. Oldenberg) of the Bank and the Company for a term of two years;

•
each of these executive officers is entitled to an annual base salary ($272,000 in the case of Edward H. Schaefer and $150,000 in the case of Mark C. Oldenberg) that is reviewed annually by the Company's Board;

•	each of these executive officers is entitled to participate in our bonus plans and stock incentive plan;

•	each of these executive officers is eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;

•
each of these executive officers has agreed not to compete with us during employment and for a period equal to 18 months in the case of Edward H. Schaefer and 12 months in the case of Mark C. Oldenberg and has agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for 18 months in the case of Edward H. Schaefer and 12 months in the case of Mark C. Oldenberg thereafter;

•
if the executive officer's employment is terminated by us without cause or by the executive for good reason (as each term is defined in the employment agreements), then the executive officer will be entitled to continuation (1) of the executive officer's then effective base salary for 24 months in the case of Edward H. Schaefer and 12 months in the case of Mark C. Oldenberg after termination and (2) of medical, dental and health coverage for such 24 month period in the case of Edward H. Schaefer and such 12 month period in the case of Mark C. Oldenberg; and

•
each of the executive officers is entitled to continuation of his then effective base salary for 24 months in the case of Edward H. Schaefer and 12 months in the case of Mark C. Oldenberg in the event the executive terminates his employment with the Bank within thirty days of a change in control (as defined in the agreements), which base salary is to be paid part as a lump sum payment and part over a ten month period.

Item 1.02. Termination of a Material Definitive Agreement.

On October 28, 2013, as described in Item 1.01 above, the Company entered into a new employment agreement with Edward H. Schaefer which terminated the former employment letter agreement effective as of July 1, 2010, as was previously amended and extended effective as of September 30, 2011 and October 31, 2012.

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On November 1, 2013, Citizens Community Bancorp, Inc. issued a press release (the "Press Release") announcing results for the fiscal fourth quarter and year ended September 30, 2013.  A copy of the Press Release is attached as Exhibit 99.3 to this report.  The attached Exhibit 99.3 is furnished pursuant to Item 2.02 of Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit 99.3 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibits are being filed or furnished, as applicable, herewith:

99.1 -- Employment Agreement by and between Edward H. Schaefer and Citizens Community Federal dated effective as of October 28, 2013.

99.2 -- Employment Agreement by and between Mark C. Oldenberg and Citizens Community Federal dated effective as of October 28, 2013.

99.3 -- Press Release of Citizens Community Bancorp, Inc. issued November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: November 1, 2013	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer